                                                                   Exhibit 20.1


March 20, 1998

                                  ANNUAL REPORT

                                MELLON BANK, N.A.

                      MELLON HOME EQUITY LOAN TRUST 1996-1

                              ANNUAL PERIOD ENDING

                                DECEMBER 31, 1997


Reimbursement of Previous Liquidation Loss Amounts for 1997 per Clause (viii) of
Section 5.2(b):

                                                                                        $        -0-

Net Principal Allocation for 1997 per Clause (x) of Section 5.2(b):

         (a)      Distributed to Seller                                                 $        -0-
         (b)      Reinvested in Additional Mortgage Loans                               $243,360,863.00
         (c)      Deposited in Excess Funding Accounts                                  $        -0-



Clause (xi)of Section 5.2(b) -- Not Applicable (applies only during the amortization period)


                                  MELLON BANK, N.A., as Servicer



                                  By  /s/ Patrick Ryan
                                     -------------------------------
                                       Name:  Patrick Ryan
                                       Title: Vice President